UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013 (April 26, 2013)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2013, the Board of Directors amended the Bylaws of Owens & Minor, Inc. (the “Company”) to reduce the number of directors constituting the Board of Directors from twelve to nine to reflect the number of directors comprising the Board immediately following the Annual Meeting of Shareholders on April 26, 2013 and to make certain other technical changes. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2013 Annual Meeting of Shareholders on April 26, 2013 at which the matters described below were voted upon and approved as indicated. There were 63,301,188 shares of common stock entitled to vote at the meeting and 57,365,964 shares were voted in person or by proxy (approximately 91% of shares entitled to vote).

(1)	Election of nine directors, each for a one-year term, as follows:

Director	Votes For	Votes Against or Withheld	Broker Non-Votes
Richard E. Fogg	52,457,238	563,104	4,345,622
John W. Gerdelman	52,384,828	635,514	4,345,622
Lemuel E. Lewis	52,428,045	592,297	4,345,622
Martha H. Marsh	52,928,261	92,081	4,345,622
Eddie N. Moore, Jr.	52,386,770	633,572	4,345,622
James E. Rogers	52,275,089	745,253	4,345,622
Robert C. Sledd	52,322,638	697,704	4,345,622
Craig R. Smith	52,258,576	761,766	4,345,622
Anne Marie Whittemore	52,278,360	741,982	4,345,622

(2)	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
57,127,127	210,132	28,704	0

(3)	Advisory vote to approve the compensation of our named executive officers as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
52,040,366	498,761	481,215	4,345,622

Item 8.01.	Other Events.

On April 26, 2013, following the Annual Meeting of Shareholders, the Board of Directors appointed Craig R. Smith, President and Chief Executive Officer of the Company, as Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 1, 2013	By:	/s/ Grace R. den Hartog
		Name:	Grace R. den Hartog
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company